As filed with the Securities and Exchange Commission on May 7, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Piedmont Office Realty Trust, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	58-2328421
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5565 Glenridge Connector Ste. 450 Atlanta, Georgia	30342
(Address, including zip code, of Registrant’s principal executive offices)	(Zip Code)

PIEDMONT OFFICE REALTY TRUST, INC.

SECOND AMENDED AND RESTATED 2007 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Robert E. Bowers

Executive Vice President, Chief Financial and Administrative Officer

Piedmont Office Realty Trust, Inc.

5565 Glenridge Connector, Ste. 450

Atlanta, Georgia 30342

(770) 418-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Keith M. Townsend

Zachary L. Cochran

King & Spalding LLP

1180 Peachtree St. N.E.

Atlanta, GA 30309

(404) 572-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On May 7, 2024, at the 2024 Annual Meeting of Stockholders of Piedmont Office Realty Trust, Inc. (the “Registrant”), the Registrant’s stockholders approved amendments to the Registrant’s Second Amended and Restated 2007 Omnibus Incentive Plan (as amended, the “Amended Incentive Plan”), which the Registrant’s board of directors had previously approved, subject to such stockholder approval. This Registration Statement is being filed to register an additional 5,000,000 shares of the Registrant’s common stock, $0.01 par value per share (the “Common Stock”), issuable to eligible directors, officers, employees and key consultants of the Registrant and its subsidiaries under the Amended Incentive Plan. Accordingly, the contents of the previous Registration Statements on Form S-8 (File Nos. 333-256710 and 333-218087) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”) on June 2, 2021 and May 18, 2017 (the “Prior Registration Statements”) relating to the Incentive Plan are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. In accordance with the instructional note to Part I of Form S-8 promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Registrant with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(1)

Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 2023, filed with the Commission on February 20, 2024, including portions of Registrant’s proxy statement for the 2024 Annual Meeting of Stockholders (as supplemented) to the extent specifically incorporated by reference therein.

(2)	Quarterly Report on Form 10-Q of the Registrant for the quarter ended March 31, 2024, filed with the Commission on April 30, 2024.

(3)	Current Reports on Form 8-K of the Registrant, filed with the Commission on January 30, 2024 and May 7, 2024.

(4)

The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A of the Registrant, filed on February 5, 2010, as updated by Exhibit 4.15 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on February 19, 2020, and as subsequently amended and updated from time to time.

In addition, all reports and documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

For purposes of clarity, any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed amendment to this Registration Statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Piedmont Office Realty Trust, Inc. Second Amended and Restated 2007 Omnibus Incentive Plan (incorporated by reference to Appendix A of Registrant’s Proxy Statement filed with the Commission on March 19, 2021).

4.2	Amendment No. 1 to the Second Amended and Restated 2007 Omnibus Incentive Plan (incorporated by reference to Appendix A of Registrant’s Proxy Statement filed with the Commission on March 14, 2024).

4.3	Amendment No. 2 to the Second Amended and Restated 2007 Omnibus Incentive Plan (incorporated by reference to Appendix A of Registrant’s Supplement to Proxy Statement filed with the Commission on April 10, 2024).

5.1	Opinion of Venable LLP as to the legality of the shares of Common Stock.*

23.1	Consent of Independent Registered Public Accounting Firm.*

23.2	Consent of Venable LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included on signature page hereto).*

107	Calculation of Filing Fee Table*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on May 7, 2024.

Piedmont Office Realty Trust, Inc.

By:	/s/ Robert E. Bowers
Name:	Robert E. Bowers
Title:	Chief Financial and Administrative Officer and Executive Vice President

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints Robert E. Bowers, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this registration statement on Form S-8, including any post-effective amendments hereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 7, 2024.

Signature	Title

/s/ C. Brent Smith C. Brent Smith	Director, Chief Executive Officer and President (Principal Executive Officer)

/s/ Robert E. Bowers Robert E. Bowers	Executive Vice President, Chief Financial and Administrative Officer (Principal Financial Officer)

/s/ Laura P. Moon Laura P. Moon	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Kelly H. Barrett Kelly H. Barrett	Chair of the Board of Directors

/s/ Dale H. Taysom Dale H. Taysom	Vice-Chair of the Board of Directors

/s/ Barbara B. Lang Barbara B. Lang	Director

/s/ Glenn G. Cohen Glenn G. Cohen	Director

Venkatesh S. Durvasula	Director

/s/ Mary M. Hager Mary M. Hager	Director